THIRD AMENDMENT TO INDUSTRIAL LEASE
This Third Amendment to Industrial Lease (the "Amendment") is made and entered into by and between IGX BRUSHY CREEK, LLC, a Texas limited liability company ("Landlord") and HYLIION INC., a Delaware corporation ("Tenant"), and is dated for reference purposes only as of December l7, 2021 (the "Amendment Date").
RECITALS:
WHEREAS, Landlord and Tenant are parties to that certain Industrial Lease dated as of February 5, 2018 (the "Original Lease"), as amended by that certain First Amendment to Industrial Lease dated as of December 1, 2020 (the "First Amendment") and that certain Second Amendment to Industrial Lease dated as of June 2, 2021 (the "Second Amendment"), pursuant to which Tenant has leased from Landlord certain premises consisting of approximately 124,780 square feet of space in Building 2 of the Brushy Creek Corporate Center located at 1200 BMC Drive, Cedar Park, Texas 78613, such existing premises constituting all of Building 2, as such leased premises are more particularly described therein. The Original Lease, as so amended, is herein referred to as the "Existing Lease," and the premises leased to Tenant thereunder are herein referred to as the "Existing Premises."
WHEREAS, Landlord and Tenant now desire to modify the Existing Lease in order to further expand the leased premises to include the Third Expansion Premises (as defined below), which consists of approximately 26,908 square feet located in Building 1 of the Brushy Creek Corporate Center located at 1200 BMC Drive, Cedar Park, Texas 78613 ("Building 1"), which Building 1 contains approximately 106,250 square feet and to make certain other modifications to the terms of the Existing Lease, all as more specifically set forth herein below.
AGREEMENT:
NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:
1.Definitions. Capitalized terms not otherwise defined herein have the meaning attributed to them in the Existing Lease. As used herein and in the Existing Lease, "Lease" shall mean the Existing Lease, as amended by this Amendment.
2.Third Expansion Premises. The Term of the Lease for the Third Expansion Premises (as defined below) shall commence upon the earlier of (i) June 1, 2022, (ii) the date on which the Tenant's Work (as defined in ADDENDUM 1 attached hereto) to be performed in the Third Expansion Premises shall be substantially completed (the "Third Expansion Commencement Date"), provided that in the event of any Landlord Delay (as defined in ADDENDUM 1), the date described in clause (ii) shall be extended on a per diem basis beyond the actual date of substantial completion of Tenant's Work for each day of Landlord Delay. As of the Third Expansion Commencement Date, the Premises shall be
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expanded to include Suite 100 in Building 1, which the parties agree contain in the aggregate 26,908 square feet of space, the location of which is shown for identification purposes only on EXHIBIT A attached hereto (the "Third Expansion Premises"). Any possession or occupancy by Tenant of the Third Expansion Premises prior to the Third Expansion Commencement Date shall be subject to all the terms and provisions of the Lease, except that no Base Rent or Additional Expenses shall be payable with respect to the Third Expansion Premises until the Third Expansion Commencement Date. From and after the Third Expansion Commencement Date, the Premises shall consist of the Existing Premises and the Third Expansion Premises. The "Building," as such term is used in the Lease, shall mean Building 1 and/or Building 2, as the context may require.
3.Term. Upon the occurrence of the Third Expansion Commencement Date, the Term of the
Lease for the entire Premises shall be amended to expire on April 30, 2027, and the phrase "Termination Date" shall be amended refer to such date. Other than the renewal option set forth in Exhibit E to the Lease, as the same was modified by Section 8 of the Second Amendment, Tenant has no other rights or options to renew or extend the Term of the Lease or to lease or purchase any portion of the Project.
4.Rent. Tenant's obligation to pay Base Rent and Additional Rent for the Third Expansion Premises shall commence on the Third Expansion Commencement Date. Subject to the immediately preceding sentence, commencing on the Amendment Date and continuing throughout the remainder of the Term, Tenant shall pay Base Rent, Additional Expenses and all other rentals provided for in the Lease for the entire Premises, provided that Base Rent shall be paid in accordance with the Base Rent schedule attached hereto as EXHIBIT B. Notwithstanding anything in this Amendment to the contrary, Tenant shall have a right, but not the obligation, at Tenant's sole expense, to cause its architect to remeasure the Third Expansion Premises within sixty (60) days after the Amendment Date pursuant to the most recent applicable BOMA standards. If Tenant elects to have its architect remeasure the Third Expansion Premises, Tenant shall, prior to the expiration of such 60-day period, provide to Landlord a written certification from Tenant's architect setting forth the number of rentable square feet of space in the Third Expansion Premises as so determined by Tenant's architect, and upon Landlord's reasonable verification of such discrepancy, the parties shall enter into an amendment to this Lease adjusting any sums (but expressly excluding the per square foot Base Rent rate set forth on EXHIBIT B) so affected by such discrepancy.
5.Tenant's Pro Rata Share.
a. Third Expansion Premises. As set forth in Section 8.1 of the Lease, Tenant's pro rata share is the percentage that the square foot area of the Premises bears to the total square foot area of the buildings(s) comprising the Project, which, prior to the Third Expansion Commencement Date, is equal to 100% of Building 2. From and after the Third Expansion Commencement Date Tenant's pro rata share shall be (i) 100% of all Additional Expenses relating solely to Building 2 and (ii) 25.3% of all Additional Expenses relating solely to Building 1, subject to adjustment in accordance with Section 4 above. With respect to Additional Expenses that are not
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incurred solely for the benefit of one particular building in the Project, Landlord reserves the right to reasonably allocate such expenses among the buildings in the Project benefitting from such expenses in a manner determined by Landlord to be fair and reasonable, and otherwise subject to the provisions of the Lease. All such amounts shall be due and payable at the time and in the manner set forth in the Lease.
b. Cap on Additional Expenses. The calculation of the cap on increases in Controllable Additional Expenses set forth in said Section 8.6 of the Lease shall be calculated on a per square foot basis, and, at Landlord's option, shall be calculated separately with respect to the Third Expansion Premises. With respect to the Third Expansion Premises, such cap shall not apply until January 1 following the end of the first full calendar year after the Third Expansion Commencement Date.
6.Early Access. Tenant shall have the right, on a temporary basis, to occupy the Third Expansion Premises commencing on the date Landlord tenders to Tenant the Third Expansion Premises in the condition required by this Amendment. During any such period of temporary occupancy, all of Tenant's obligations under the Lease shall apply and be in full force and effect, and Tenant shall comply with and perform all such obligations with respect to the Third Expansion Premises, except that no Base Rent or Additional Expenses shall be payable with respect to the Third Expansion Premises until the Third Expansion Commencement Date. In the event the Third Expansion Commencement Date has not occurred, for any reason, by June 1, 2022, Tenant's temporary right to occupy the Third Expansion Premises shall terminate as of such date.
7.Parking. Commencing on the Third Expansion Commencement Date, Tenant shall have the non-exclusive right to use its pro rata share of parking spaces associated with Building 1, subject to the terms of the Lease, and shall have the right, as part of Tenant's Work, to install signage identifying up to three (3) such spaces as being reserved for Tenant's visitors, such signage to be subject to Landlord's prior written approval which shall not be unreasonably withheld, conditioned or delayed, and the location of the reserved spaces shall be in those locations as set forth in EXHIBIT A attached hereto. Following the Amendment Date, Landlord shall not grant any other tenant the right to use any parking spaces located directly adjacent to Building 2 during the term of the Lease, so long as Tenant is the sole tenant of Building 2 and is operating its business in all of Building 2.
8.Condition of Third Expansion Premises. Landlord shall tender the Third Expansion Premises to Tenant on the date that is one (1) day after the Amendment Date (the "Delivery Date"). As of the Delivery Date, Landlord shall have caused the Third Expansion Premises to be delivered to Tenant with all existing building systems (i.e., mechanical, electrical, plumbing, and HVAC) serving the Third Expansion Premises in good working order and condition, and in compliance with all applicable laws, regulations and building codes in all material respects, including, without limitation, all laws governing non-discrimination in public accommodations and commercial facilities, including, without limitation, the Americans with Disabilities Act, Texas Architectural Barriers Act, and all regulations thereunder, as amended or modified (the "Delivery Condition"), provided, however, that
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any compliance required for Tenant's particular use of the Third Expansion Premises (other than for general office and warehouse use) shall be Tenant's sole responsibility. Notwithstanding the foregoing, the Delivery Condition shall not require that the Third Expansion Premises comply with Environmental Laws. Landlord represents and warrants to Tenant that, to Landlord's knowledge, there are no Hazardous Substances existing on, in, under or about the Third Expansion Premises in violation of applicable Environmental Laws. Subject to the obligations of Landlord set forth in this Amendment, and subject to latent defects and Landlord's general maintenance and repair obligations set forth in Section 9.1 of the Existing Lease, as modified by this Amendment, Tenant accepts the Third Expansion Premises in their "AS-IS", "WHERE IS" and "WITH ALL FAULTS" condition, subject to all matters now or hereafter of record, and all laws, ordinances, and governmental regulations and orders. Other than satisfying the Delivery Condition, Landlord has no obligation to construct, refurbish or otherwise clean, improve or repair the Third Expansion Premises prior to or as a condition of Tenant's occupancy. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES OF LANDLORD SET FORT HEREIN OR OTHERWISE SET FORTH IN THE LEASE, TENANT ACKNOWLEDGES THAT NEITHER LANDLORD NOR ANY AGENT OF LANDLORD HAS MADE, AND TENANT IS NOT RELYING ON, AND (TO THE EXTENT PERMITTED BY APPLICABLE LAWS) TENANT HEREBY WAIVES AND TENANT AND LANDLORD HEREBY DISCLAIM, ANY WARRANTY OR REPRESENTATION OF ANY KIND, EITHER EXPRESS OR IMPLIED, AS TO THE HABITABILITY, FITNESS, QUALITY OR CONDITION OF THE THIRD EXPANSION PREMISES OR THE PROJECT OR THE IMPROVEMENTS THEREON, OR THE SUITABILITY OF THE THIRD EXPANSION PREMISES, THE PROJECT OR THE IMPROVEMENTS THEREON FOR TENANT'S INTENDED USE OR ANY OTHER MATTERS RELATING TO THE PREMISES. The provisions of this paragraph are a material part of the consideration for this Amendment.
9. Tenant's Work.
a. Third Expansion Allowance. Landlord agrees to provide Tenant with an additional allowance for completion of Tenant's Work in the First Expansion Premises, the Second Expansion Premises and the Third Expansion Premises in the aggregate amount of $1,319,258.00 (the "Third Expansion Allowance"), which amount is calculated as follows: (i) for the First Expansion Premises, an amount equal to $15.00 per rentable square foot contained within the First Expansion Premises, being a total amount for the First Expansion Premises equal to $309,630.00; (ii) for the Second Expansion Premises, an amount equal to $15.00 per rentable square foot contained within the Second Expansion Premises, being a total amount for the Second Expansion Premises equal to $310,020.00; and (iii) for the Third Expansion Premises, an amount equal to $26.00 per rentable square foot contained within the Third Expansion Premises, being a total amount for the Third Expansion Premises equal to $699,608.00. In addition to the Third Expansion Allowance, Landlord shall make available to Tenant an amount equal to $2,690.80 for an initial test fit for Tenant's Work. Any portion of the Third Expansion Allowance or test fit

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allowance for which Tenant has not submitted to Landlord a written request for disbursement and satisfied all requirements to disbursement set forth in the Lease by December 31, 2022 (the "Third Expansion Allowance Deadline"), subject to extension due to Unavoidable Delay and Landlord Delay, shall be forfeited by Tenant, and Landlord shall have no further obligation with respect thereto. Landlord agrees to pay the Third Expansion Allowance to Tenant in accordance with ADDENDUM 1 hereto.
b.Tenant's Performance of Tenant's Work. With respect to any alterations or improvements approved by Landlord in connection with the First Amendment or the Second Amendment and which have not been completed by Tenant prior to the Amendment Date, Landlord and Tenant agrees that such approvals are hereby revoked, and if Tenant wishes to proceed with any such work, then Tenant shall resubmit the request for Landlord's review pursuant to the terms of the Lease. Tenant shall perform certain modifications to the First Expansion Premises, the Second Expansion Premises and the Third Expansion Premises in accordance with ADDENDUM 1 attached hereto, subject to compliance with the terms and conditions of said ADDENDUM 1 and the Lease. The parties agree that Tenant shall have the right, but not the obligation, to perform all or a portion of the Tenant's Work; provided, however, if Tenant commences any part of the Tenant's Work, Tenant shall be obligated to complete the portion(s) of the Tenant's Work commenced by Tenant (so as not to leave commenced construction in an unfished or unsafe condition) and any other portions of Tenant's Work related thereto. All Tenant's Work, if performed, shall be completed at Tenant's sole expense, subject only to the payment by Landlord of the Third Expansion Allowance in accordance with, and subject to all limitations and conditions precedent set forth in, ADDENDUM 1 hereto. Tenant shall use commercially reasonable efforts to complete Tenant's Work on or prior to December 31, 2022. Tenant, at Tenant's sole expense, shall obtain all necessary licenses, permits and approvals of any kind relating in any way to Tenant's Work prior to the commencement thereof, and Landlord shall reasonably cooperate with the same at no cost or liability to Landlord.
c.Notwithstanding anything in the Lease to the contrary, including without limitation, Section 9.5 of the Lease, any remaining alterations, additions, improvements and fixtures to the Premises performed by or for Tenant, whether comprising a part of Tenant's Work or otherwise, shall remain and be surrendered to Landlord, and become the property of Landlord, at the termination of this Lease (excluding, however, Tenant's trade fixtures, furniture and equipment, which Tenant may remove at the expiration of the Lease so long as no Event of Default then exists and any damage caused by such removal is repaired by Tenant to Landlord's satisfaction prior to the expiration or termination of this Lease), unless Landlord requests their removal in writing; provided, however that any such request by Landlord with respect to removal of alterations, additions, improvements or fixtures expressly approved by Landlord must be made by Landlord at the time Landlord approves the installation thereof, which removal Landlord shall not unreasonably
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require so long as such alterations, additions, improvements and fixtures (i) are typical for industrial properties comparable with the Project in the Cedar Park, Texas market, (ii) are generally consistent with other space within the Project, and (iii) do not adversely affect the structural portions of the Project or the Building systems. If Landlord so requires their removal, then Tenant, at Tenant's sole cost and expense and prior to the last day of the Term of the Lease, shall remove the same, repair any damage caused by such removal, and restore the Premises and common areas to their original condition as existing prior to such installation, normal wear and tear excepted. Landlord agrees that any alterations, additions, improvements and fixtures to the Premises made by Tenant prior to the Amendment Date are not required to be removed at the upon the termination of the Lease. Notwithstanding anything to the contrary contained in the Lease, in no event shall Tenant perform any work in the Premises or on the Project that would void, jeopardize, violate or invalidate any warranties that may cover any portion of the Premises or Project, including, without limitation, the roof of the building in which the Premises are located, provided Landlord notifies Tenant of the applicable warranty. Landlord reserves the right to require Tenant to use a contractor designated by Landlord to perform any work affecting the roof, so long as the costs of such contractor are commercially reasonable.
10.Landlord Repairs. For the period commencing on the Third Expansion Commencement Date and continuing until the first (1') anniversary of the Third Expansion Commencement Date, and notwithstanding anything in the Existing Lease to the contrary, Landlord, as part of Landlord's maintenance and repair obligations set forth in Section 9.1 of the Existing Lease, shall, at Landlord's sole cost and expense, maintain in a good state of repair and working order the mechanical, electrical, plumbing and HVAC systems serving the Third Expansion Premises, except for any maintenance, repairs or replacement caused by the negligent acts or omissions of Tenant, Tenant's agents, employees, contactors or invitees. Landlord's obligations hereunder with respect to maintaining the HVAC system shall be subject to Tenant's entering into and maintaining at all times from and after the Third Expansion Commencement Date a regular service contract requiring the entire HVAC system serving the Premises to be inspected and serviced by a qualified or licensed HVAC contractor at least quarterly at Tenant's expense. In addition, Landlord's obligation to maintain the floors and foundations of the Premises set forth in Section 9.1 of the Existing Lease shall be deemed to include the slab floor of the Premises.
11.Replacement of HVAC Units. In the event that, during the initial Term of the Lease with respect to the Third Expansion Premises, any of the HVAC units serving the Third Expansion Premises can no longer be economically repaired and are required to be replaced, in Landlord's reasonable opinion, then, provided the cost thereof is reasonable, Landlord shall replace such unit(s) and the cost thereof shall be amortized over a period of twelve (12) years. Tenant shall reimburse Landlord for all costs reasonably incurred by Landlord which are associated with such HVAC replacements by including in each payment of monthly Base Rent following such replacement an additional amount equal to 1/144th of the total costs reasonably incurred by Landlord in connection with any such HVAC replacement(s). Such amounts shall constitute rent under the Lease.
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Notwithstanding the foregoing, to the extent any replacement of HVAC unit(s) results from (or is accelerated as a result of) Tenant's negligence, misuse or failure to perform regular quarterly service of the HVAC unit(s), the costs of such replacement shall be paid by Tenant at the time of replacement.
12. Previous Landlord Repairs: Release by Tenant.
(a)Tenant acknowledges that Landlord has caused to be performed certain repairs and remediation to Building 2, including to the Existing Premises, that required Tenant to temporarily vacate the Existing Premises at the request of Landlord (the "Building 2 Repairs"), and that Tenant has received written notice from Landlord's engineer confirming that such repairs and remediation were designed, and have been completed, in accordance with applicable building codes. Landlord and Tenant agree that Tenant has incurred or will incur certain costs, expenses and damages in connection with Landlord's performance of such Building 2 Repairs, the conditions which precipitated such work, and Tenant's temporary vacation of the Premises, and further agree that as a final settlement between the parties of all damages, costs or expenses incurred by Tenant as a result of Landlord performing the Building 2 Repairs and Tenant's temporary vacation of the Premises, Landlord has agreed pay to Tenant, and Tenant has agreed to accept, payment in the total amount of $1,500,000.00 (the "Relocation Payment"). Tenant previously has received from Landlord of a portion of the Relocation Payment in the amount of $290,186.01, and Landlord shall pay to Tenant the remainder of the Relocation Payment in the amount of $1,209,813.99 within five (5) business days following the Amendment Date or the date on which this Amendment has been executed by both Landlord and Tenant, whichever is later. Landlord's payment to Tenant of such remainder of the Relocation Payment shall be made via wire transfer payment to Tenant's bank account pursuant to wire instructions previously provided by Tenant to Landlord. Landlord's agreement to pay to Tenant the Relocation Payment shall not be construed as an agreement to reimburse or pay any other amounts relating in any way to Landlord performing the Building 2 Repairs or Tenant's temporary vacation of the Premises as a result thereof, or to any other repairs or work performed, to be performed, or required to be performed by Landlord under the Lease.
(a)In consideration of Landlord's payment to Tenant of the Relocation Payment, Tenant hereby SETTLES, RELEASES, WAIVES, DISCHARGES AND QUITCLAIMS any and all actions, defaults, causes of action, claims, suits, debts, expenses, damages, judgments, liabilities and demands whatsoever, whether now known or unknown, whether matured or un-matured, whether at law or in equity, or thereafter claimed to have, arising out of or relating to the performance of the Building 2 Repairs, the conditions which precipitated such work and Tenant's temporary vacation of the Premises, subject, however, to the second to last sentence of this Section 12(b). Tenant's occupancy of the Existing Premises after the Amendment Date is an acknowledgement by Tenant that, to the best of the Tenant's knowledge after reasonable investigation, the Existing Premises complies with all requirements of the Lease. The foregoing waiver and release from Tenant is a material part of the consideration for this Amendment without which Landlord would not be willing to enter into this Amendment. The provisions of this Section 12(b) do not
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release Landlord from any claims for breach of Landlord's obligation to pay the Relocation Payment to Tenant pursuant to Section 12(a) of this Amendment, nor are they intended to relieve Landlord of its continuing obligations for maintenance and repair expressly set forth in the Lease. This Section 12 shall survive any termination of the Lease.
13.Brokers. Each party represents and warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment other than Jones Lang LaSalle Brokerage, Inc. and Aquila Commercial, LLC (collectively, the "Brokers"), and Landlord and Tenant each agrees to indemnify and hold harmless the other from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with the indemnifying party with regard to this transaction. Landlord shall pay a commission to Brokers pursuant to a separate written agreement or agreements. No broker shall be a third party beneficiary of this Amendment.
14.Authority. Tenant represents to Landlord as follows: (i) Tenant is duly formed and validly existing under the laws of the State of Delaware, (ii) Tenant has and is qualified to do business in Texas, (iii) Tenant has the full right and authority to enter into this Amendment, and (iv) each person signing on behalf of Tenant was and continues to be authorized to do so. Landlord represents to Tenant as follows: (i) Landlord has the full right and authority to bind itself without the consent or approval of any other person or entity and that it has full power, capacity, authority, and legal right to execute and deliver this Amendment and to perform all of its obligations hereunder; and (ii) no consent of any lender or any other party is required for the execution of this Amendment, or such consent has been obtained and evidence of same has been delivered to Tenant.
15.Estoppel Certificates. Section 23.2 of the Lease is hereby deleted, and the following is substituted in its place:
"23.2 Condition of Lease. From time to time, within fifteen (15) days after Tenant's receipt of Landlord's written request, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate in such form or forms, and containing such statements by Tenant, as Landlord shall reasonably require. Without limiting Tenant's obligations described above, Tenant agrees that each of the statements set forth on EXHIBIT C hereto (with blanks therein completed), as the same may be reasonably modified by Landlord, constitute reasonable requirements for any such estoppel certificate, and Tenant shall not object to the inclusion of the same, or any reasonable modifications thereof, in any estoppel certificates. In the event Tenant fails to deliver to Landlord a signed estoppel certificate as and when required herein, and if Landlord provides to Tenant a second written notice requesting the estoppel certificate and Tenant fails to return the estoppel certificate within five (5) days after such second written request, such failure shall constitute a material Event of Default under the Lease without the requirement of any further notice or elapse of time notwithstanding any provision of the Lease to the contrary. In such event, and in addition to any other rights or remedies of Landlord under the Lease, at law or in equity, including, without limitation, the right to terminate the Lease or Tenant's right of possession, Tenant shall be liable to Landlord for any damages suffered by Landlord as a result of such failure or delay. Without limiting the foregoing, Tenant shall in such event, upon demand, pay to Landlord and amount
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equal to $2,000 per day for each day after the end of such 5-day period until Tenant signs and returns the estoppel certificate as required hereunder; provided that the payment of such amounts shall not cure such default or otherwise limit Landlord's right to recover damages or exercise other remedies available to it."
16. Material Landlord Default Resulting in Untenantable Premises. The following provisions of this paragraph shall not apply in the event Tenant is in default under the Lease, or if any events have occurred or circumstances exist which after the giving of notice or passage of time would be a Tenant default under the Lease. In the event Landlord materially defaults in its obligations under the Lease relating to the condition of the Premises, and such default is not cured within thirty (30) days after written notice from Tenant (provided that if such default is of a nature that cannot reasonably be cured within such 30-day period, such cure period shall be extended for such time as is reasonable so long as Landlord commences the cure within such 30-day period and thereafter diligently prosecutes such cure to completion), subject to extension for Unavoidable Delays, Tenant shall have the right to send to Landlord a second notice identifying such Landlord default and notifying Landlord that Landlord's failure to cure the same within an additional period of fifteen (15) days following Landlord's receipt of such notice shall constitute a Material Landlord Default, and if such default is not cured within such 15-day period, a "Material Landlord Default" shall have occurred. If such Material Landlord Default shall render all or a material portion of the Premises untenantable for a period in excess of one hundred eighty (180) days (and Tenant in fact ceases to occupy such portion of the Premises for the entirety of such period as a direct consequent of such Landlord default), then Tenant shall have the right to terminate this Lease by written notice given to Landlord prior to the earlier of the date on which Landlord cures such default or the Premises (or applicable portion thereof) is returned to a tenantable condition. Notwithstanding the foregoing, such termination right shall not apply in the event of a casualty, which shall be governed by Section 19 of the Existing Lease, an Eminent Domain Proceeding, which shall be governed by Section 21 of the Existing Lease, or any damage or condition caused, in whole or in part, by Tenant or its agents, officers, employees, representatives, contractors, vendors or invitees. Upon Landlord's cure of any such default or the earlier date on which the Premises (or applicable portion thereof) is returned to a tenantable condition, Tenant promptly shall resume occupancy and the operation of its business in the entire Premises. Notwithstanding anything to the contrary contained herein or in the Lease, in no event shall Landlord be liable to Tenant for lost profits or any special, consequential or punitive damages. In the event of a Material Landlord Default, in addition to the termination right set forth above, Tenant shall have the right to elect, by written notice given to Landlord within ten (10) days after the occurrence of such Material Landlord Default, time being of the essence, to require Landlord to reimburse Tenant for its documented actual and reasonable out of pocket expenses incurred as a direct result of such Material Landlord Default, provided that Tenant shall continue to pay as and when due all Rent and other amounts accruing under the Lease prior to Tenant's termination of the Lease as set forth above. For purposes hereof, a material portion of the Premises means not less than one-third (1/3) of the total area of the Premises. The obligations set forth in this Section 15 shall survive expiration or termination of this Lease.
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17.Landlord's Exculpation. Notwithstanding anything contained herein or in the Lease to the contrary, Tenant shall look solely to Landlord to enforce Landlord's obligations under the Lease, and no member, partner, shareholder, director, officer, principal, employee or agent, directly or indirectly, of Landlord (collectively, the "Exculpated Parties") shall be personally liable for the performance of Landlord's obligations under the Lease. Tenant shall not, and hereby waives the right to, seek any damages against any of the Exculpated Parties. The obligations of the Landlord named herein (or of any subsequent landlord) under this Lease accruing from and after the sale, conveyance, assignment or transfer by the Landlord named herein (or by any subsequent landlord) of its interest in the Premises shall not be binding upon the Landlord named herein after the sale, conveyance, assignment or transfer of the interest in the Premises of the Landlord named herein (or upon any subsequent landlord after the sale, conveyance, assignment or transfer of the interest in the Premises of such subsequent landlord); and in the event of any such sale, conveyance, assignment or transfer, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder that accrue from and after such sale, conveyance, assignment or transfer of Landlord's interest in the Premises, provided that the subsequent landlord after the sale, conveyance, assignment or transfer of the interest in the Premises agrees to assume all liability under the Lease accruing from and after such sale, conveyance, assignment or transfer of Landlord's interest in the Premises. The liability of Landlord for Landlord's obligations under this Lease shall in all cases be limited to Landlord's interest in the Premises, the rents and income derived therefrom, and the proceeds of a public sale of such interest pursuant to foreclosure of a judgment against Landlord, and Tenant shall not look to any other property or assets of Landlord or any Exculpated Parties in seeking either to enforce Landlord's obligations under this Lease or to satisfy a judgment for Landlord's failure to perform such obligations. This provision shall survive the expiration or any termination of the Lease or of this Amendment.
18.Exhibits. Each Exhibit and Addendum attached hereto is made a part hereof for all purposes.
19.Execution. This Amendment may be executed in multiple counterparts and all such counterparts when taken together shall constitute one and the same instrument. This Amendment and counterparts thereof, may be executed and delivered by facsimile or other electronic transmission, with the same effect as an original executed Amendment or counterpart.
20.Effect of Amendment. The Third Expansion Premises shall be subject to all of the terms and conditions of the Existing Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions that were granted with respect to the Existing Premises unless such concessions are expressly provided for in this Amendment with respect to Tenant's Work. Except as expressly modified herein, the terms of the Existing Lease shall remain in full force and effect, and Landlord and Tenant hereby ratify such terms, as herein amended.
21.No Representations. Landlord, Landlord's agents, Tenant, and Tenant's agents have made no representations or promises, express or implied, in connection with this Amendment

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except as expressly set forth herein and neither Landlord nor Tenant has relied on any representations except as expressly set forth herein.
22.Entire Agreement. This Amendment, together with the Existing Lease and any commencement date agreements executed by the parties with respect to the Existing Premises (or portions thereof), contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Amendment or the Existing Lease, and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose.
23.Severability. A determination that any provision of this Amendment is unenforceable or invalid shall not affect the enforceability or validity of any other provision hereof and any determination that the application of any provision of this Amendment to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.
24.Governing Law. Construction and interpretation of this Lease will be governed by the applicable laws of the State of Texas, excluding any principles of conflicts of laws. Any disputes arising under, in connection with, or incident to this Amendment or about its interpretation will be resolved exclusively in the state or federal courts located in the county in which the Premises are located. Each of the parties irrevocably submits to those courts' venue and jurisdiction for such disputes.
25.Submission Not an Offer. The submission by Landlord or Tenant of this Amendment shall have no binding force or effect, shall not constitute an option, and shall not confer any right or impose any obligations upon either party, until execution and delivery of this Amendment by both parties.
[Signature page follows.]

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IN WITNESS WHEREOF, this Amendment is executed to be effective as of the Amendment Date.
TENANT:
HYLIION INC.,
a Delaware corporation
By: /s/ Thomas Healy
    Name: Thomas Healy
Title: CEO
Date Signed: 12/6/21
LANDLORD:
IGX BRUSHY CREEK, LLC,
a Texas limited liability company
By:    IGX Dynamo Holdings, LP,
a Texas limited partnership
its Managing Member
By:    IGX Dynamo Brushy Creek GP, LLC,
a Texas limited liability company
its General Partner
By: /s/ Marcelo Gutierrez
    Name: Marcelo Gutierrez Gutierrez
Title: Manager
Date Signed: December 17th, 2021
Signature Page to
Third Amendment to Industrial Lease
30090152v.1